Exhibit 99.1

PACIFICO ACQUISITION CORP.

PRO FORMA BALANCE SHEET

				As Adjusted
	September 16, 2021	Pro Forma Adjustments (Unaudited)		September 22, 2021 (Unaudited)

ASSETS
Current assets
Cash	$672,838	$(120,000)	(f)	$294,460
		(257,540)	(g)
		(60)	(h)
		(778)	(i)
Prepaid expense	255,423	-		255,423
Cash held in trust account	50,500,000	7,500,000	(a)	58,075,000
		262,500	(b)
		(187,500)	(d)
Total Assets	$51,428,261	$7,196,622		$58,624,883

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$257,540	$(257,540)	(g)	$-
Promissory note – related party	120,000	(120,000)	(f)	-
Deferred underwriting commissions	2,147,625	322,144	(e)	2,469,769
Total Current Liabilities	2,525,165	(55,396)		2,469,769

Commitments and Contingencies
Common stock subject to possible redemption, $0.0001 par value; 10,000,000 shares authorized; 5,000,000 shares and 5,750,000 shares issued and outstanding at redemption value, respectively	42,449,526	6,480,060	(c)	48,929,586

Stockholders’ Equity
Common stock, $0.0001 par value; 10,000,000 shares authorized; 1,718,750 shares and 1,745,000 shares issued and outstanding, respectively	172	75	(a)	175
		3	(b)
		(75)	(c)

Additional paid-in capital	6,459,396	7,499,925	(a)	7,232,189
		262,497	(b)
		(6,479,985)	(c)
		(187,500)	(d)
		(322,144)	(e)
Accumulated deficit	(5,998)	(60)	(h)	(6,836)
		(778)	(i)
Total Stockholders’ Equity	6,453,570	771,958		7,225,528

Total Liabilities and Stockholders’ Equity	$51,428,261	$7,196,622		$58,624,883

The accompany notes are an integral part of the financial statement

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION (UNAUDITED)

The accompanying unaudited Pro Forma Balance Sheet presents the unaudited Balance Sheet of Pacifico Acquisition Corp. (the “Company”) as of September 16, 2021, adjusted for the closing of the underwriters’ over-allotment option (the “Over-allotment”) and related transactions, which occurred on September 22, 2021, as described below.

On September 16, 2021, the Company consummated its initial public offering (the “IPO”) of 5,000,000 units (the “Units”). Each Unit consists of one share of common stock, par value $0.0001 per share (“Public Share”), and one right (“Public Right”) which will convert into one-tenth (1/10) of one share of common stock upon the consummation of a Business Combination. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $50,000,000.

Simultaneously with the closing of the IPO on September 16, 2021, the Company consummated a private placement in which Pacifico Capital LLC (the “Sponsor”) and Chardan Capital Markets LLC (“Chardan”), the representative of the underwriters, purchased 281,250 private units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,812,500.  Each Private Unit consists of one share of common stock (“Private Share”) and one right (“Private Right”). Each Private Right entitles the holder to receive one-tenth (1/10) of one share of common stock at the closing of a Business Combination. The proceeds from the Private Units were added to the proceeds from the initial public offering held in the Trust Account. If the Company does not complete a Business Combination within the combination period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

The Company granted the underwriters a 45-day option to purchase up to 750,000 Units to cover Over-allotment, if any. As of September 22, 2021, the underwriters had fully exercised the option and purchased 750,000 additional Units (the “Over-allotment Units”), generating gross proceeds of $7,500,000.

Upon the closing of the Over-allotment on September 22, 2021, the Company consummated the Private Placement sale of an additional 26,250 Private Units to the Sponsor and Chardan at a price of $10.00 per Private Unit, generating gross proceeds of $262,500.

As of September 22, 2021, a total of $58,075,000 of the net proceeds from the IPO (including the Over-allotment Units) and the sale of Private Units was placed in a U.S.-based trust account.

As the over-allotment option was fully exercised, no portion of the insider shares are subject to forfeiture.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ Over-allotment option described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$7,500,000
	Common stock		$75
	Additional paid-in capital		$7,499,925
	To record sale of 750,000 Over-allotment Units at $10.00 per Unit on September 22, 2021

(b)	Cash held in trust account	$262,500
	Common stock		$3
	Additional paid-in capital		$262,497
	To record sale of 26,250 Private Units at $10.00 per Unit on September 22, 2021

(c)	Additional paid-in capital	$6,479,985
	Common stock	75
	Common stock subject to possible redemption		$6,480,060
	To record common shares out of permanent equity into redeemable shares

(d)	Additional paid-in capital	$187,500
	Cash held in trust account		$187,500
	To record payment of underwriting fee arising from the sale of the Over-allotment Units

(e)	Additional paid-in capital	$322,144
	Deferred underwriting commissions		$322,144
	To record deferred underwriting fee arising from the sale of the Over-allotment Units

(f)	Promissory note – related party	$120,000
	Cash		$120,000
	To record repayment of promissory note from the Sponsor

(g)	Accounts payable	$257,540
	Cash		$257,540
	To record payment of insurance premium accrued at September 16, 2021

(h)	Accumulated deficit	$60
	Cash		$60
	To record bank service charge

(i)	Accumulated deficit	$778
	Cash		$778
	To record payment of professional fees